                                                                    EXHIBIT 10.1









                              --------------------
                                OVERALL AGREEMENT
                              --------------------




                                  11 APRIL 2001


                                     between



                       SANTA FE INTERNATIONAL CORPORATION



                                     - and -



                             PPL SHIPYARD PTE. LTD.

THIS OVERALL AGREEMENT is made on 11 April, 2001,


BETWEEN:

(1) SANTA FE INTERNATIONAL CORPORATION, organized and existing under the laws of the Cayman Islands with offices at 5420 LBJ Freeway, Suite 1100, Dallas, Texas 75240, U.S.A. ("SFIC"); and

(2) PPL SHIPYARD PTE. LTD., organized and existing under the laws of Singapore, having its principal place of business located at 21 Pandan Road, Singapore 609273 (hereinafter called the "Builder").

WHEREAS:

A. Pursuant to two (2) contracts of even date herewith between SFIC and the Builder, each for the construction and sale of one semi-submersible drilling unit (collectively the "Contracts"), SFIC and the Builder have agreed that the Builder shall design, construct, equip, complete and deliver two (2) Friede and Goldman Millennium ExD semi-submersible drilling units to bear the Builder's hull numbers P.2003 and P.2004 (each being referred to herein as a "Vessel" and collectively as the "Vessels"); and

B. The parties hereto desire to enter into a further agreement to co-ordinate certain aspects of the performance of the Contracts and to provide for the granting by the Builder to SFIC of purchase options in respect of two (2) further Friede and Goldman Millennium ExD semi-submersible drilling units.

NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth it is hereby agreed as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Terms employed herein shall bear the same meaning as in the Contracts and the Specifications (as defined therein).

1.2 In the event of any conflict between the provisions of this Overall Agreement and the Contracts, the provisions of this Overall Agreement shall prevail.

2.       GRANT OF PURCHASE OPTIONS FOR SUBSEQUENT UNIT(S)

2.1 In consideration of the payment by SFIC to the Builder of the sum of Ten United States Dollars (U.S.$10.00), receipt of which is hereby acknowledged, the Builder hereby grants to SFIC certain options (herein respectively the "Options") to require the Builder to design, construct, equip, complete and deliver to SFIC up to two (2) optional Friede and Goldman Millennium ExD semi-submersible drilling units (the "Option Vessels") as further set out below.

2.2 The Options shall be exercisable, either collectively or individually, by SFIC serving a notice or notices on the Builder to such effect on or before 5:00 p.m.

         Central Standard/Daylight Time (as applicable) on the applicable Option Deadline noted below. The Builder covenants and unconditionally and irrevocably undertakes with SFIC that it will forthwith thereupon enter into a contract or contracts with SFIC (or any other company nominated and guaranteed by SFIC) for the design, construction, equipment, completion and delivery to SFIC (or such other company) of such of the Option Vessels for which SFIC shall have exercised its option as aforesaid.

2.3 The contracts (including contract specifications) in respect of the Option Vessels shall be in the same form mutatis mutandis as the contract for construction and sale of Builder's Hull No. P.2003 except as otherwise expressly stipulated by this Overall Agreement and provided that the Option Deadlines, Construction Commencement Dates, Contract Prices and Delivery Dates for the same will be as follows:




                        SEMI-SUBMERSIBLE       CONSTRUCTION               CONTRACT             DELIVERY
                         OPTION DEADLINE     COMMENCEMENT DATE              PRICE                DATE
                        ----------------     -----------------         ----------------   ----------------------
         First          11 May 2004          12 May 2004               U.S.               11 May 2006
         Option Vessel                                                 $91,600,000

         Second         11 November 2005     12 November 2005          U.S.               11 November 2007
         Option Vessel                                                 $91,600,000

         The above referenced Delivery Dates shall be accelerated in respect of any one or more of the Option Vessels by two (2) months should SFIC so elect by giving notice of such election to Builder no later than the Construction Commencement Date and shall be accelerated by an additional three (3) months (for a total of five (5) months) should SFIC so elect by giving notice to Builder no later than three (3) months before the Construction Commencement Date, always providing:

         (1) In the event SFIC gives Builder notice no later than three (3) months before the Construction Commencement Date, then SFIC's first installment payment of the Contract Price to Builder shall be due upon the second banking day next following either the date SFIC gave Builder notice or the date of Builder's delivery of the performance guarantee (but not the letter of credit) to SFIC as required under Article XI, Paragraph 2 of the contract, whichever occurs later. Builder will provide the letter of credit to SFIC on or before the Construction Commencement Date.

         (2) In the event SFIC gives Builder notice no later than three (3) months before the Construction Commencement Date and SFIC subsequently exercises its right to terminate for its convenience before the Construction Commencement Date under Article XI, Paragraph 4 of the contract, then SFIC shall pay Builder its documented third party cancellation costs less any installment payments made by SFIC to

               Builder. Should the Installment Payments be greater than the cancellation costs, then the balance shall be promptly returned to SFIC.

         (3) The payment reduction specified in Article III, Paragraph 1(c) of the contract, shall not apply unless the delivery of the Vessel is delayed by more than sixty-one (61) calendar days after the Delivery Date in respect of such Vessel.

2.4 Notwithstanding the Option Deadlines, Construction Commencement Dates, Contract Prices and Delivery Dates specified in Clause 2.3 above, SFIC shall have the right, at its election, exercisable upon submission of written notice to Builder by the applicable Option Deadline set forth below, to require Builder to commence construction and deliver any one or more of the Option Vessels under an Accelerated Schedule as follows:



                        SEMI-SUBMERSIBLE      CONSTRUCTION            CONTRACT             DELIVERY
                        OPTION DEADLINE     COMMENCEMENT DATE          PRICE                 DATE
                        ---------------     -----------------         --------             --------
         First          11 November 2003    12 November 2003         U.S.                12 September 2005
         Option Vessel                                               $91,600,000

         Second         11 May 2005         12 May 2005              U.S.                11 March 2007
         Option Vessel                                               $91,600,000



         It is agreed between SFIC and Builder that should SFIC so elect the Accelerated Schedule, then SFIC will require in total no greater security facilities from Builder by way of letters of credit and performance guarantees than that which would have been required should SFIC have maintained the schedule specified in Clause 2.3. Further, under the Accelerated Schedule the payment reduction specified in
         Article III 1(c) of the Contract shall not apply unless the delivery of the Vessel is delayed more than sixty-one (61) calendar days after the Delivery Date in respect of such Vessel.

2.5 SFIC shall have the right to request Builder to accelerate or delay the schedules of any one or more of the Vessels and both parties shall work together to achieve the revised schedule, providing that any unavoidable additional cost to Builder so arising shall be reimbursed by SFIC to Builder on a documented cost basis.

2.6 Irrespective of which schedule SFIC elects, should Builder be in default under the terms of the Contracts, or under the terms of Option Vessel contracts or should Builder suffer delay (excepting only Permissible Delay) which in SFIC's reasonable opinion would adversely impact Builder's performance, then SFIC shall have the right, at no additional cost to delay the Construction Commencement Date for any subsequent Vessel until the default has been remedied or the delay has been resolved to SFIC's reasonable satisfaction.

3.       NOTICES

3.1 Every notice given under this Overall Agreement shall be in writing and shall be deemed given when delivered personally, by registered or certified mail or by facsimile/telefax to the address of the party receiving such notice stated below. Any notice sent by telefax shall be confirmed by prepaid first class letter posted as soon as practicable thereafter but the failure of the addressee to receive such letter shall not prejudice the validity or effect of such telefax notice.

3.2 Unless and until SFIC notifies the Builder to the contrary in writing, SFIC's address designated for the purpose of notices under this Overall Agreement shall be:

         Santa Fe International Corporation
         5420 LBJ Freeway, Suite 1100
         Dallas, Texas 75240 U.S.A.

         Facsimile:        972-701-7390

         Attention:        Mr. N. Pharr Smith

3.3 Unless and until the Builder notifies SFIC to the contrary in writing, the Builder's address designated for the purpose of notices under this Overall Agreement shall be:

         PPL Shipyard Pte. Ltd.
         21 Pandan Road
         Singapore  609273

         Facsimile: (65) 2644130

         Attention:  Mr. Ong Tian Khiam

4.       GOVERNING LAW & DISPUTE RESOLUTION

4.1 The parties hereto agree that the validity and interpretation of this Overall Agreement and of each Clause and part thereof shall be governed by English law excluding, however, any of its conflicts of law rules or other provisions which may refer to the laws of another jurisdiction. Any claim, dispute or difference arising out of this Overall Agreement shall be finally resolved in accordance with the provisions of Article XVII - Dispute Resolution of the Contracts.

4.2 For the purposes of any proceedings pursuant to Clause 4.1 above, the parties hereby irrevocably appoint the following as their agents within England for the service of process:

         SFIC

         Simon Curtis
         Curtis Davis Garrard
         Bedfont Cross, Stanwell Road
         Heathrow Airport, Feltham TW14 8NY U.K.


         The Builder

         HFW Nominees Ltd.
         Marlow House
         Lloyds Avenue
         London  EC3N 3AL  U.K.

5.       TERM OF AGREEMENT

This Overall Agreement shall remain effective until expiry of the warranty period for the last vessel, including any Option Vessel, built by the Builder for SFIC as contemplated herein unless otherwise mutually agreed in writing.

6.       PUBLICITY RELEASES

The provisions addressing publicity releases contained in Article XXVI of the Contracts shall be deemed set forth herein mutatis mutandis and shall apply equally to this Overall Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Overall Agreement to be duly executed with effect as of the day and year first above written.

SIGNED BY                            )
on behalf of                         )
SANTA FE INTERNATIONAL CORPORATION   )
in the presence of:                  )

SIGNED BY                            )
on behalf of                         )
PPL SHIPYARD PTE. LTD.               )
in the presence of:                  )